UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 14, 2013
CAMDEN PROPERTY TRUST
(Exact name of Registrant as Specified in Charter)

Texas	1-12110	76-6088377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
Three Greenway Plaza, Suite 1300, Houston, Texas 77046
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (713) 354-2500
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 14, 2013, the Compensation Committee of the Board of Trust Managers of Camden Property Trust (the "Company") approved the awards of common shares of the Company to the executive officers named below. These share awards vest in five equal installments on the first five anniversaries of the date of grant. In consideration of these share awards, each executive officer named below waived the right to receive a number of "reloaded" options with a fair value (estimated using the Black-Scholes valuation model) equal to the fair value of the share awards (based on the closing price of the common shares of the Company on the date of award). All of these reloaded options were granted under the Company's 2002 Share Incentive Plan and would have been fully vested on the date of the share awards. The share awards were made under the Company's 2011 Share Incentive Plan.

Executive Officer	Number of Shares Granted

Richard J. Campo	1,223
D. Keith Oden	1,223
H. Malcolm Stewart	4,653

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2013
CAMDEN PROPERTY TRUST

By:    /s/ Michael P. Gallagher
Michael P. Gallagher
Senior Vice President - Accounting and
Chief Accounting Officer